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                                                                     Exhibit 21

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Name of Entity                           Jurisdiction of Organization          Ownership Interest
-------------------------------------------------------------------------------------------------
Eagle Bancorp, Inc. - Registrant                    Maryland                           100%
      EagleBank                                     Maryland                           100%
      Bethesda Leasing LLC                          Maryland                           100%



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